UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2015
T-MOBILE US, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000
(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
Reset of Interest Rate on 2019 Reset Notes
Effective April 28, 2015, in accordance with the terms of the Indenture (the “Base Indenture”), dated as of April 28, 2013, among T-Mobile USA, Inc. (“T-Mobile USA”), a direct, wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”), the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented with respect to T-Mobile USA’s Senior Reset Notes due 2019 (the “2019 Reset Notes”) by the First Supplemental Indenture, dated as of April 28, 2013, the interest rate of the 2019 Reset Notes was reset to 6.288% per year.
Reset of Interest Rate on 2020 Reset Notes
Effective April 28, 2015, in accordance with the terms of the Base Indenture, as amended and supplemented with respect to T-Mobile USA’s Senior Reset Notes due 2020 (the “2020 Reset Notes”) by the Second Supplemental Indenture, dated as of April 28, 2013, the interest rate of the 2020 Reset Notes was reset to 6.366% per year.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

May 1, 2015	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer